UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 2, 2013

First PacTrust Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Ave, Suite 1100

Irvine, California 92612

(Address of principal executive offices)

(949) 236-5211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 2, 2013, First PacTrust Bancorp, Inc. (the “Company”) completed the issuance and sale of 360,000 shares of its voting common stock, par value $0.01 per share (the “Over-Allotment Shares”), at a public offering price of $13.00 per share, pursuant to the Underwriters’ (as defined below) exercise in full of their over-allotment option under the terms of the Underwriting Agreement, dated June 21, 2013, with Raymond James & Associates, Inc., as representative of the several underwriters (collectively, “Underwriters”) listed in Schedule A thereto (the “Underwriting Agreement”). The issuance of the Over-Allotment Shares was completed pursuant to the Prospectus, filed as a part of the Company’s Registration Statement on Form S-3 with the Securities and Exchange Commission, dated November 23, 2010, as supplemented by a prospectus supplement dated June 21, 2013. The Over-Allotment Shares were sold to the Underwriters at a price of $12.285 per Over-Allotment Share.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Current Report on Form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2013

First PacTrust Bancorp, Inc.

By:	/s/ Richard Herrin
Name:	Richard Herrin
Title:	Executive Vice President, Chief Administrative Officer and Corporate Secretary

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated as of June 21, 2013, by and among the Company, Raymond James & Associates, Inc. and each of the other underwriters named in Schedule A thereto (included as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on July 26, 2013, and incorporated herein by reference)

5.1	Opinion of Silver, Freedman & Taff, L.L.P.

23.1	Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5.1).